UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549



FORM 8-KA

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange
Act of 1934

September 30, 2003

Atlantic Liberty Financial Corp

Delaware State of incorporation

000-49967SEC File Number

16-1615014 IRS Employer I.D.



186 Montague Street, Brooklyn, New York

718-855-3555






















CURRENT REPORT ON FORM 8-K


Item 1.			Changes in Control of Registrant
        Not Applicable

Item 2.			Acquisition or Disposition of Assets
        Not Applicable

Item 3.			Bankruptcy or Receivership

				Not Applicable

Item 4.			Changes in Registrant's Certifying Accountant
        Not Applicable

Item 5.			Other Events
        Not Applicable

Item 6.			Resignations of Registrant's Directors
        Not Applicable

Item 7.			Financial Statements and Exhibits

(a) No financial statements of businesses acquired are required.
(b) No pro forma financial information is required
(c) Attached as an exhibit is Atlantic Liberty Financial Corp's
(the "Company") news release announcing its September 30, 2003 quarterly earnings.

Item 8.			Change in Fiscal Year

        Not Applicable

Item 9.	Regulation FD Disclosure- Information provided pursuant
        to Item 12

	The Company announced its September 30, 2003 financial results by release.The press release in included as an exhibit.



SIGNATURE


Pursuant to the requirements of the Securities Exchange
Act of 1934, the registrant has duly caused thisReport to be signed on its behalf by the undersigned,hereunto duly authorized.

			Atlantic Liberty Financial Corp.


Date:  October 23, 2003	By: /s/Barry M. Donohue
			Barry M. Donohue
			President and Chief Executive Officer


			   At September 30,  At March 31,
			         2003              2003
       				   (In Thousands)
Total Assets  			$159,080  $137,196$
Loans Receivable net (1)	 106,306   100,655
Securities Available for Sale 	   2,363     1,703
Securities Held to Maturity  	  36,630    22,025
Deposits  			 109,359   107,515
Total Borrowings                  21,200     1,600
Stockholders Equity               25,870    25,091

       		 Three MonthsEnded September 30,    Six MonthsEnded September 30,
                                 2003   2002            2003        2002
                            (In thousands, except for per share data)
Selected Operating Data:

Interest Income   		$2,028	$2,032 		$4,013	 $4,036
Interest Expense  		   523     666  	 1,003    1,372
Net Interest Income              1,505   1,366   	 3,010    2,664
Provision for Loan Losses          -        -     	  -        -
Non-interest income                102      62     	   208      151
Non-interest expense               965     892  	 1,913    1,686
Income before income taxes         642     536  	 1,305    1,129
Income taxes                       286     225     	   580      472
Net income                         356     311     	   725      657
Net Income per share            $0.22$     N/A  	 $0.46      N/A

The allowance for loan losses was $581,882 and $443,882 at Sept.30, 2003 and 2002, respectively.

Selected Financial Ratios and Other Data:

			    At or for the Three Months Ended September 30,
Performance Ratios:  		 	 	2003 2002

Return on Average Assets 		 	0.98% 0.95%
Return on Average Equity 	 	 	5.53% 13.60%
Interest Rate Spread 		 	 	4.06% 4.19%

Asset Quality Ratios:

Non-performing assets to total assets  	 	0.23% 0.59%
Allowance for loan losses to non-
  performing loans 			      198.63% 61.33%
Allowance for loan losses to
total loans receivable   		        0.54%  0.44%

Capital Ratio:
Equity to total assets 				16.26% 5.65%
